Exhibit 5.1

Burr & Forman LLP 171 17th Street, NW Suite 1100 Atlanta, GA 30363
Office (404) 815-3000 Fax (404) 817-3244 BURR.COM

December 19, 2022

Ascent Solar Technologies, Inc.
12300 Grant Street
Thornton, CO 80241

Ladies and Gentlemen:

We have acted as special counsel to Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-267071) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (as filed with the Commission on October 21, 2022, amended on November 3, 2022 and declared effective by the Commission on November 7, 2022, the “Registration Statement”); (ii) the prospectus supplement, dated December 19, 2022 (the “Prospectus Supplement”) relating to the proposed issuance and sale by the Company of up to an aggregate of $12,500,000 of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Registered Advance Note Shares”), that may be issued and sold to the Purchaser from time to time by the Company pursuant to the Purchase Contract and upon conversion of a senior secured original issue 10% discount senior convertible advance note (the “Registered Advance Note”); (iii) the proposed offering, issuance and sale of up to an aggregate of $2,500,000 shares of the Company’s common stock (the “Private Placement Advance Note Shares”), par value $0.0001 per share, that may be issued and sold to the Purchaser from time to time by the Company pursuant to the Purchase Contract and upon conversion of a senior secured original issue 10% discount senior convertible advance note (the “Private Placement Advance Note” and each such senior secured original issue 10% discount convertible advance note, referenced herein, including the Registered Advance Note, an “Advance Note”); and (iv) the proposed offering, issuance and sale of up to 2,513,406 shares of the Company’s common stock (the “Warrant Shares” and, collectively with the Registered Advance Note Shares and the Private Placement Shares, the “Shares”), par value $0.0001 per share, that the Purchaser may acquire upon the exercise of outstanding warrants (the “Private Placement Warrants”) described in the Purchase Contract. The Shares are proposed to be offered, issued and sold by the Company pursuant to the Securities Purchase Contract, dated as of December 19, 2022 (the “Purchase Contract”), between the Company and each purchaser thereto (each, a “Purchaser” and collectively, the “Purchasers”).

In connection herewith, we have examined copies of the Purchase Contract between the Company and the Purchasers. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation and Bylaws (both as amended to date), and such other records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.

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Ascent Solar Technologies, Inc.

December 19, 2022

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

Also, in connection herewith, we have assumed that, other than with respect to the Company, at such times as the Shares are issued, all of the documents referred to in this opinion letter will have been duly authorized by, duly executed and delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents will have been duly authorized and all such parties will be duly organized and validly existing and will have the power and authority (corporate or other) to execute, deliver and perform such documents.

With respect to the Purchase Contract offered by the Company, when (i) the Purchase Contract has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular issue of the Purchase Contract have been duly authorized in accordance with the terms of the Purchase Contract and authorized by all necessary corporate action of the Company, and (iii) the Purchase Contract has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Purchase Contract, the Purchase Contract will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

With respect to the Registered Advance Note offered by the Company, when (i) the Registered Advance Note has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of the Registered Advance Note have been duly established in accordance with the terms of the Registered Advance Note and authorized by all necessary corporate action of the Company, and (iii) such Registered Advance Note has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Registered Advance Note and in the manner contemplated by the Registered Advance Note, the Purchase Contract and by such corporate action, the Registered Advance Note will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

With respect to the Private Placement Advance Note offered by the Company, when (i) the Private Placement Advance Note has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of the Private Placement Advance Note have been duly established in accordance with the terms of the Private Placement Advance Note and authorized by all necessary corporate action of the Company, and (iii) such Private Placement Advance Note has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Private Placement Advance Note and in the manner contemplated by the Private Placement Advance Note, the Purchase Contract and by such corporate action, the Private Placement Advance Note will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

Ascent Solar Technologies, Inc.

December 19, 2022

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	The Advance Notes are duly authorized and when the Advance Notes have been issued and paid for in accordance with the terms and conditions of the Advance Notes, upon issuance, are binding obligations of the Company.

2.	The Registered Advance Note Shares have been duly authorized and, if and when issued upon the conversion of the Registered Advance Note in accordance with the terms of the Registered Advance Note, will be validly issued, fully paid and non-assessable.

3.	The Private Placement Advance Note Shares have been duly authorized and, if and when issued upon the conversion of the Private Placement Advance Note in accordance with the terms of the Private Placement Advance Note, will be validly issued, fully paid and non-assessable

4.	The Private Placement Warrants have been duly authorized and when the Private Placement Warrants have been issued and paid for in accordance with the terms and conditions of the Purchase Contract, upon issuance, the Private Placement Warrants will constitute valid and binding obligations of the Company.

5.	The Warrant Shares have been duly authorized and, upon issuance of the Warrant Shares in accordance with the terms of the Private Placement Warrants and receipt of the consideration specified therein, will be validly issued, fully paid and non-assessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the inclusion of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission on the date hereof, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement, and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Burr & Forman LLP

Burr & Forman LLP